$505,000,000

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1996-2

                   Home Equity Loan Pass-Through Certificates,
                                  Series 1996-2

                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                    May 15, 1996

CS First Boston Corporation
As Representative of the Several Underwriters
55 E. 52nd Street
New York, New York 10055-0186

Dear Ladies and Gentlemen:

         ContiSecurities Asset Funding Corp. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Home Equity Loan Pass-Through Certificates, Series 1996-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-10IO (the "Offered Certificates") and the Class B-IO and the Class R Certificates (the "Subordinated Certificates," and collectively with the Offered Certificates, the "Certificates"), evidencing interests in a pool of fixed and adjustable rate home equity loans (the "Home Equity Loans"). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A- 6, Class A-7 and Class A-8 Certificates are collectively referred to as the "Fixed Rate Certificates." The Home Equity Loans are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties.

         Only the Offered Certificates are being purchased by the Underwriters named in Schedule A hereto, and the Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with
Section X of this Agreement. CS First Boston Corporation ("CS First Boston") is acting as representative of the Several Underwriters and in such capacity is hereinafter referred to as the "Representative."

         The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1996 among the Depositor, ContiMortgage Corporation ("ContiMortgage"), as seller and as servicer (in such capacity, the "Servicer" or the "Seller," as the case may be) and Manufacturers and Traders Trust Company, as trustee (the "Trustee"). The Certificates will evidence fractional undivided interests in the trust (the "Trust"). The assets of the Trust will initially include, among other things, a pool of fixed and adjustable rate home equity loans having a Cut-Off Date (as defined herein) of May 31, 1996 (the "Home Equity Loans"), and such amounts as may be held by the Trustee in any accounts held by the Trustee for the Trust. The pool of Home Equity Loans will be divided into two groups (each, a "Group"), with all fixed rate Home Equity Loans assigned to the "Fixed Rate Group" and all adjustable rate Home Equity Loans assigned to the "Adjustable Rate Group." The Offered Certificates will also have the benefit of a Certificate Insurance Policy (the "Certificate Insurance Policy") issued by MBIA Insurance Corp., a New York stock insurance company (the "Certificate Insurer"). The Certificate Insurance Policy will be issued pursuant to the insurance agreement (the "Insurance Agreement") dated as of June 1, 1996 among the Certificate Insurer, the Depositor, ContiMortgage and the Trustee. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

         The Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

         Pursuant to Section 3.05 of the Pooling and Servicing Agreement and concurrently with the execution thereof, ContiMortgage will transfer to the Depositor all of its right, title and interest in and to the unpaid principal balances of the Home Equity Loans as of the Cut-Off Date and the collateral securing each Home Equity Loan.

         SECTION I. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that:

         A. A Registration Statement on Form S-3 (No. 33-99340), has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated April 17, 1996; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to
Section VIII D hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         To the extent that any Underwriter has provided to the Company Computational Materials that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

         B. The  Registration  Statement  conforms,  and the  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein.

         C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation is made as to documents deemed to be incorporated by reference in the Prospectus as the result of filing a Form 8-K at the request of the Underwriters except to the extent such documents reflect information furnished by the Depositor to the Underwriters for the purpose of preparing such documents.

         D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement and to cause the Certificates to be issued.

         F. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Certificates (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement, and the Insurance Agreement or the Certificates.

         G. This Agreement has been, and the Pooling and Servicing Agreement and the Insurance Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the
Depositor,  and  this  Agreement  constitutes,  and the  Pooling  and  Servicing
Agreement and the Insurance Agreement when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance

Agreement, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on thebusiness, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement.

         I. The Depositor has no reason to know that Arthur Andersen & Co. are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

         J. The execution of the Certificates by the Depositor and the direction by the Depositor to the Trustee to authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to do so, when executed by the Depositor, and authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

         L. The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         M. At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have good title to the Home Equity Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person any of its right or title in the Home Equity Loans in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Home Equity Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Home Equity Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens.

         N.       Reserved.


         O. As of the Cut-Off Date, each of the Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         P.       Reserved.

         Q. Neither the Depositor nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         R. At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         S. At the Closing Date, the Offered Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

         T. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

         U. At the Closing Date, each of the representations and warranties of the Depositor set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

         Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

         SECTION II. Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections X and XI hereof) to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-10IO Certificates set forth opposite their names on Schedule A, at the purchase price or prices set forth on Schedule A;

provided, that in no event shall any Underwriter other than Greenwich Capital Markets, Inc. be obligated to purchase any Class A-10IO Certificates.

         SECTION III. Delivery and Payment. Delivery of and payment for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 Class A-7, Class A-8, Class A-9 and Class A-10IO Certificates shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 A.M. New York City time on June 11, 1996 or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Offered Certificates will be made available for examination by the Representative no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

         SECTION IV. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

         SECTION V. Covenants of the Depositor. The Depositor and, to the extent the provisions of Section H. below relate to ContiMortgage Corporation, ContiMortgage Corporation agree as follows:

         A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with
Section 10(a)(3) of the Securities Act.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VI.

         E. To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

         F. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby,

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
a statement of earnings of the Trust (which need not be audited)  complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

         G. To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

         H. Unless the Underwriters shall otherwise have given their written consent, no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by ContiMortgage Corporation shall be publicly offered or sold, nor shall ContiMortgage Corporation enter into any contractual arrangements that contemplate the public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

         I. So long as the Offered Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 8.16 of the Pooling and Servicing Agreement;
(ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 8.17 of the Pooling and Servicing Agreement;
(iii) the monthly  servicing report furnished to the Trustee pursuant to Section
7.08 of the Pooling and Servicing Agreement; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 7.09 of the Pooling and Servicing Agreement.

         J. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

         SECTION VI. Conditions to the Underwriters' Obligations. The obligations of the Underwriters hereunder to purchase the Offered Certificates pursuant to the Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing
Date:

         A.  The   Underwriters   shall  have  received   confirmation   of  the
effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         B. The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Dewey Ballantine, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         D. Arter & Hadden shall have furnished to the Underwriters their written opinion, as counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

         1. The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

         2. The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder.

         3. To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         4. The statements set forth in the Basic Prospectus under the captions "Description of The Certificates" and "The Pooling and Servicing Agreement" and in the Prospectus Supplement under the captions "Description of The Class A Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

         5. The statements set forth in the Prospectus and the Prospectus Supplement under the captions "ERISA Considerations" and "Certain Federal Income Tax Considerations" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

         6. The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

         7. Neither the Depositor nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

         8. Assuming that (a) the Trustee causes certain assets of the Trust Estate, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Lower-Tier REMIC and the Upper-Tier REMIC will each be treated as a REMIC, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-10IO Certificates will be treated as the "regular interests" in the Upper-Tier REMIC and the Upper-Tier REMIC Residual Class will be treated as the sole "residual interest" in the Upper-Tier REMIC. The Lower-Tier Interests A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and the Lower-Tier B-1O Interest and Lower-Tier B-2 Interest will be treated as the "regular interests" in the Lower-Tier REMIC and the Class R Certificates will be treated as the sole "residual interest" in the Lower-Tier REMIC. The Trust is not subject to tax upon its income or assets by any taxing authority of the State of New York.

         9. Assuming that the Class A-9 Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Class A-9 Certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

         10. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC.

         11. As a consequence of the qualification of the Lower-Tier REMIC and the Upper- Tier REMIC as a REMIC, the Offered Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, "regular . .
 . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section  856(c) of the Code to the
extent that such Offered  Certificates are treated as "real estate assets" under
Section 856(c) of the Code.

         12. The Certificates will, when issued, conform to the description thereof contained in the Prospectus.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters to the effect that nothing has come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to statements set forth in the Prospectus Supplement under the Captions "Credit Enhancement" and "The Certificate Insurer"); or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date (other than any document filed at the request of an Underwriter to the extent such document relates to Computational Materials) contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Arter & Hadden, special counsel to the Depositor, addressed to the Depositor and satisfactory to the Certificate Insurer, Standard & Poor's Ratings Services, Moody's Investors Service and the Underwriters, with respect to certain matters relating to the transfer of the Home Equity Loans to the Depositor and from the Depositor to the Trust, and such counsel shall have consented to reliance on such opinion by the Certificate Insurer, Standard & Poor's Ratings Services, Moody's Investors Service and the Underwriters as though such opinion had been addressed to each such party.

         F. Arter & Hadden, counsel for ContiMortgage in its capacity as both Seller and Servicer, shall have furnished to the Underwriters their written opinion, as counsel to the Seller and Servicer, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

         1. ContiMortgage is validly existing in good standing as a corporation under the laws of the State of Delaware.

         2. ContiMortgage has full corporate power and authority to serve in the capacity of seller and servicer of the Home Equity Loans as contemplated in the Pooling and Servicing

Agreement and to transfer the Home Equity Loans to the Depositor as contemplated in the Pooling and Servicing Agreement.

         3. The Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by ContiMortgage, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of ContiMortgage, enforceable against ContiMortgage in accordance with their terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

         4.  No  consent,  approval,   authorization,   order,  registration  or
qualification  of or with  any  court  or  governmental  agency  or body  having jurisdiction over ContiMortgage is required for the consummation by ContiMortgage of the transactions contemplated by the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

         5. Neither the transfer of the Home Equity Loans to the Depositor, nor the execution, delivery or performance by ContiMortgage of the Pooling and Servicing Agreement or the Insurance Agreement and the transactions contemplated thereby (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the Certificate of Incorporation or By-Laws of ContiMortgage; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which ContiMortgage is a party or is bound or to which any of the property or assets of ContiMortgage or any of its subsidiaries is subject; (iii) to the best of such firm's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over ContiMortgage; or (iv) any law, rule or regulation, applicable to ContiMortgage; or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

         6. The execution of the Pooling and Servicing Agreement is sufficient to convey all of ContiMortgage's right, title and interest in the Home Equity Loans to the Depositor and following the consummation of the transaction contemplated by Section 3.05 of the Pooling and Servicing Agreement, the transfer of the Home Equity Loans by ContiMortgage to the Depositor is a sale thereof.

         7.  There  are,  to  the  best  of  such  counsel's  knowledge  without independent investigation, no actions, proceedings or investigations pending with respect to which ContiMortgage has received service of process or threatened against ContiMortgage before any court, administrative agency or other tribunal (a) asserting the invalidity of the Pooling and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by ContiMortgage of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Underwriting Agreement, or the Insurance Agreement.

         G. Alan L. Langus, Esq., Chief Counsel for the Depositor, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

         1. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, and to cause the Certificates to be issued.

         2. The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

          3. This Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

          4. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement.

          5. The execution of the Certificates by the Depositor and the direction by the Depositor to the Trustee to issue, authenticate and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so, when executed by the Depositor and authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

         6. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act or State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been previously obtained.

          7. There are not, to the best of his knowledge without independent investigation, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement or the Certificates.

         8. The Certificates have been duly and validly authorized and issued and, immediately prior to the sale of the Offered Certificates to the Underwriters, such Certificates are owned by the Depositor, free and clear of all Liens.

         H. The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

         1. The Trustee is a banking corporation duly incorporated and validly existing under the law of the State of New York.

         2. The Trustee has the full corporate trust power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement.

         3. The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement have been duly authorized by all necessary corporate action of the Trustee.

         4. The Pooling and Servicing Agreement is a valid and legally binding obligation of the Trustee enforceable against the Trustee.

         5. The execution and delivery by the Trustee of the Pooling and Servicing Agreement do not (a) violate the Organization Certificate of the Trustee or the By-laws of the Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of any New York or United States federal court or other New York or United States federal governmental authority by which the Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any New York or United States federal statute, rule or regulation or require any consent, approval or authorization of any New York or United States federal court or other New York or United States federal governmental authority.

         6.  The  Certificates  have  been  duly  authenticated,   executed  and
delivered by the Trustee.

         7. If the Trustee were acting as Servicer under the Pooling and Servicing Agreement as of the date of such opinion, the Trustee would have the full corporate trust power to perform the obligations of the Servicer under the Pooling and Servicing Agreement; and

         8. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

         I. The Underwriters shall have received the favorable opinion or opinions, dated the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Offered Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

         J. The Underwriters shall have received the favorable opinion dated the Closing Date, Kutak Rock, counsel for the Certificate Insurer in form and scope satisfactory to counsel for the Underwriters, substantially to the effect that:

         1. The Certificate Insurer is a stock insurance corporation duly incorporated, validly existing, and in good standing under the laws of the State of New York. The Certificate Insurer is validly licensed and authorized to issue the Certificate Insurance Policy and perform its obligations under the Insurance Agreement in accordance with the terms thereof, under the laws of the State of New York;

         2. The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it under, the Insurance Agreement and the Certificate Insurance Policy;

         3. The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy and Insurance Agreement do not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been obtained or effected;

         4. The Certificate Insurance Policy and Insurance Agreement have been duly authorized, executed and delivered by the Certificate Insurer and constitute the legal, valid and binding agreement of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with their terms subject, as to enforcement, to (x) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer and (y) the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought;

         5. To the extent the Certificate Insurance Policy constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security that is exempt from the registration requirements of the Act.

         6. The information set forth under the caption "THE CERTIFICATE INSURER" in the Prospectus Supplement, insofar as such information constitutes a description of the Certificate Insurance Policy, accurately summarizes the Certificate Insurance Policy.

         K. The Depositor and ContiMortgage shall each have furnished to the Underwriters a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor and ContiMortgage, respectively, stating as it relates to each:

         1. The representations and warranties of the Depositor in this Agreement are true and correct as of the Closing Date; and the Depositor has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date;

         2. The information contained in the Prospectus relating to ContiMortgage and the Mortgage Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

         3. There has been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Depositor since May 18, 1995 or the Certificate of Incorporation or bylaws of ContiMortgage since October 19, 1990 and no such amendment has been authorized. No event has occurred since June 1, 1996 which has affected the good standing of the Depositor or ContiMortgage under the laws of the State of Delaware; and

         4. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Depositor or ContiMortgage from March 31, 1996.

         L. The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

         M. The Certificate Insurance Policy and the Insurance Agreement shall have been issued by the Certificate Insurer and shall have been duly authenticated by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulations.

         N. The Offered Certificates (other than the Class A-10IO Certificates) shall have been rated "AAA" by Standard & Poor's and "Aaa" by Moody's Investors Service. The Class A-10IO Certificates shall have been rated "AAAr" by Standard & Poor's and "Aaa" by Moody's Investors Service.

         O. The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full business days prior to the Closing Date.

         P. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         Q. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been
                                       18
an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii) and (iv) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

         If any condition specified in this Section VI shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VII.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION VII. Payment of Expenses. The Depositor agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section V(G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Representative); (f) any fees charged by securities rating services for rating the Offered Certificates; and (g) all other costs and expenses incidental to the performance of the obligations of the Depositor (including costs and expenses of counsel to the Depositor); provided that, except as provided in this Section VII, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountant's comfort letters relating to any Computational Materials (as defined herein).

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section VI or Section XI, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Dewey Ballantine, counsel for the Underwriters.

         SECTION VIII. Indemnification and Contribution. A. The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any controlling person of any such Underwriter.

         B. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person.

         C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section VIII consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this Section VIII consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         D. Each Underwriter agrees to provide the Depositor no later than two Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials (defined below) produced by such Underwriter for filing with the Commission on Form 8-K.

         E. Each Underwriter severally agrees, assuming all Seller Provided Information is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no event shall an Underwriter be liable to the Depositor under paragraph E in an amount in excess of the fees received by such Underwriter in connection with the offering of the Offered Certificates. The obligations of an Underwriter under this Section VIII (E) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section VIII (C) shall be equally applicable to this Section VIII (E).

         F. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII (A), (B) or (E) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the relevant class of Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII (C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the related Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of an Underwriter and the Depositor shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the related Underwriter from time to time in negotiated sales of the related Offered Certificates.

         The relative fault of an Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII (F) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section VIII (F) shall be deemed to include, for purposes of this Section VIII (F), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section VIII, in no case shall any Underwriter (except with respect to any document (other than the Computational Materials) incorporated by reference into the Registration Statement or Prospectus at the request of such Underwriter and except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Certificates) be responsible for any amount in excess of the amount by which (x) the amount received by such Underwriter in connection with its sale of the Offered Certificates exceeds (y) the amount paid by such Underwriter to the Depositor for the Offered Certificates hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

         G. For purposes of this Section VIII, as to each Underwriter the term "Computational Materials" means such portion, if any, of the information delivered to the Depositor by such Underwriter pursuant to Section VIII(D) for filing with the Commission on Form 8-K as:

         (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

         (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by the Seller concerning the assets comprising the Trust.

         H. The Underwriters confirm that the information set forth in the last paragraph on the cover page of the Prospectus Supplement and the Computational Materials are correct and constitute the only information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Offered Certificates to the Underwriters.

         SECTION X. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted
Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that in no event shall any Underwriter other than Greenwich Capital Markets, Inc. be obligated to purchase any Class A-10IO Certificates. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

         (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

         (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section X shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the  event of a  default  by any  Underwriter  as set  forth in this
Section X, each of the Underwriters and the Depositors shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION XI. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section VI
(Q) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section V (G), the provisions of Section VII, the indemnity agreement set forth in Section VIII, and the provisions of Sections IX and XIV shall remain in effect.

         SECTION XII. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to CS First Boston, 55 E. 52nd Street, New York, New York 10019, Attention: Investment Banking Department/Transaction Advisory Group (Fax:
212-318-0532); and

         B. if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of ContiSecurities Asset Funding Corporation, 277 Park Avenue, New York, New York 10172, Attention: Chief Counsel (Fax:
212-207-2937).

         SECTION XIII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION XIV. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION XV. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION XVI. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION XVII. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION  XVIII.   Headings.   The  headings  herein  are  inserted  for
convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                                  Very truly yours,


                                                  CONTISECURITIES ASSET FUNDING
                                                  CORP.


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:


CONFIRMED AND ACCEPTED, as
 of the date first above written:

CS FIRST BOSTON  CORPORATION
Acting on its own behalf and as
Representative of the Several
Underwriters referred to in the
foregoing Agreement

By:
   -----------------------------------------
Name:
Title:

CONTIMORTGAGE CORPORATION
Accepts and hereby agrees solely to the
provisions of Section V.H.

By:
   -----------------------------------------
Name:
Title:

By:
   -----------------------------------------
Name:
Title:




                                                              SCHEDULE A

                                  Class of Certificates       Initial Principal Dollar Amount
Name of                             Purchased by the            of Certificates Purchased by             Price to
Underwriter                           Underwriters                      Underwriters                      Public
- -----------                           ------------                      ------------                      ------
CS First Boston

                                           A-1                       $          7,250,000                   99.9962%
                                           A-2                       $         27,000,000                   99.9795%
                                           A-3                       $         13,500,000                   99.9564%
                                           A-4                       $         20,625,000                   99.8918%
                                           A-5                       $          5,375,000                   99.9390%
                                           A-6                       $         15,625,000                   99.8963%
                                           A-7                       $         10,750,000                   99.7944%
                                           A-8                       $          9,875,000                   99.6222%
                                           A-9                       $         13,750,000                  100.0000%
                                                                               ----------
                                         TOTAL:                      $        123,750,000
                                         -----


Greenwich Capital
Markets, Inc.
                                           A-1                       $          7,250,000                   99.9962%
                                           A-2                       $         27,000,000                   99.9795%
                                           A-3                       $         13,500,000                   99.9564%
                                           A-4                       $         20,625,000                   99.8918%
                                           A-5                       $          5,375,000                   99.9390%
                                           A-6                       $         15,625,000                   99.8963%
                                           A-7                       $         10,750,000                   99.7944%
                                           A-8                       $          9,875,000                   99.6222%
                                           A-9                       $         13,750,000                  100.0000%
                                         A-10IO                      $       450,000,000*                  100.0000%
                                                                             ------------
                                         TOTAL:                      $        123,750,000
                                         -----

Lehman Brothers Inc.
                                           A-1                       $          7,250,000                   99.9962%
                                           A-2                       $         27,000,000                   99.9795%
                                           A-3                       $         13,500,000                   99.9564%
                                           A-4                       $         20,625,000                   99.8918%
                                           A-5                       $          5,375,000                   99.9390%
                                           A-6                       $         15,625,000                   99.8963%
                                           A-7                       $         10,750,000                   99.7944%
                                           A-8                       $          9,875,000                   99.6222%
                                           A-9                       $         13,750,000                  100.0000%
                                                                               ----------
                                         TOTAL:                      $        123,750,000
                                         -----




                                  Class of Certificates       Initial Principal Dollar Amount
Name of                             Purchased by the            of Certificates Purchased by             Price to
Underwriter                           Underwriters                      Underwriters                      Public
- -----------                           ------------                      ------------                      ------

Merrill Lynch & Co.
                                           A-1                       $          7,250,000                   99.9962%
                                           A-2                       $         27,000,000                   99.9795%
                                           A-3                       $         13,500,000                   99.9564%
                                           A-4                       $         20,625,000                   99.8918%
                                           A-5                       $          5,375,000                   99.9390%
                                           A-6                       $         15,625,000                   99.8963%
                                           A-7                       $         10,750,000                   99.7944%
                                           A-8                       $          9,875,000                   99.6222%
                                           A-9                       $         13,750,000                  100.0000%
                                                                               ----------
                                         TOTAL:                      $        123,750,000
                                         -----


ContiFinancial Services                    A-2                       $         10,000,000
Corporation                                                          --------------------

                                         TOTAL:                      $         10,000,000
                                         -----

                                                                     $        505,000,000
                                                                     --------------------

                                         TOTAL:                      $        505,000,000
                                         -----


- -------------------

*=Notional Principal Balance